UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported)
November 28, 2023

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	61-0979818 (IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky (Address of principal executive offices)	41502 (Zip code)

(606) 432-1414
(Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock (Title of class)

CTBI (Trading symbol)		The NASDAQ Global Select Market (Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 28, 2023, Community Trust Bancorp, Inc.’s (“CTBI”) Board of Directors appointed Dr. Lillian (Kay) Webb as an independent director, effective immediately.  The addition of Dr. Webb expands CTBI’s Board of Directors (the “Board”) to eleven members.  Dr. Webb is expected to be named to the Audit and Asset Quality and Risk and Compliance Committees of the Board.

In connection with her service as a non-employee director, Dr. Webb will be compensated in accordance with CTBI’s standard compensation policies and practices for non-employee directors of the Board as described in CTBI’s Proxy Statement for its 2023 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 23, 2023.

Dr. Webb does not have any family relationships with any of CTBI’s directors or executive officers, has no arrangements or understandings with any other person pursuant to which she was appointed a director, and is not a party to any of the transactions of the type listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Dated: December 4, 2023	/s/ Mark A. Gooch
Mark A. Gooch
Vice Chairman, President, and Chief Executive Officer